POWER OF ATTORNEY


         I hereby appoint Kevin J. Ward, John F. Kuntz, John J. Gorman, Marc P. Levy or Edward A. Quint to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Ward, Mr. Kuntz, Mr. Gorman, Mr. Levy, or Mr. Quint in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have signed this power of  attorney on  December 26,  2002.
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                                           by  /s/ Charles Firestone
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                                               Charles Firestone


                               In presence of  /s/ John F. Kuntz
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                                           at  Jersey City          New Jersey
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                                               City                 State